UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
TORTOISE ENERGY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	20-2195432
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11550 Ash Street, Suite 300, Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Series B Mandatory Redeemable Preferred Shares, $10.00 liquidation preference per share	New York Stock Exchange
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-149315
Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Registrant’s Series B Mandatory Redeemable Preferred Shares, $10.00 liquidation preference per share, registered hereunder is incorporated by reference from the description thereof set forth under the captions “Description of Mandatory Redeemable Preferred Shares” and “Description of Capital Stock — Preferred Stock” in the Registration Statement on Form N-2 (Registration Nos. 333-149315 and 811-21725) filed by the Registrant with the Securities and Exchange Commission, as amended, including any form of Prospectus filed pursuant to Rule 497 under the Securities Act of 1933, as amended.
Item 2. Exhibits.
     1. The Registrant’s Articles of Incorporation are hereby incorporated by reference to Registrant’s Registration Statement on Form N-2, filed on March 8, 2005 (File Nos. 333-123180 and 811-21725).
     2. The Registrant’s Articles of Amendment are hereby incorporated by reference to Pre-Effective Amendment No. 1 to Registrant’s Registration Statement on Form N-2, filed on April 29, 2005 (File Nos. 333-123180 and 811-21725).
     3. The Registrant’s Amended and Restated Bylaws are hereby incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-2, filed on March 6, 2009 (File Nos. 333-149315 and 811-21725).
     4. The Registrant’s form of common stock certificate is hereby incorporated by reference to Registrant’s Registration Statement on Form N-2, filed on February 19, 2008 (File Nos. 333-149315 and 811-21725).
     5. The Registrant’s Articles Supplementary are hereby incorporated by reference to Post-Effective Amendment No. 13 to Registrant’s Registration Statement on Form N-2, filed on February 4, 2011 (File Nos. 333-149315 and 811-21725).
     6. The form of Moody’s Rating Guidelines applicable to the Registrant’s Mandatory Redeemable Preferred Shares are hereby incorporated by reference to Registrant’s Registration Statement on Form N-2, filed on February 19, 2008 (File Nos. 333-149315 and 811-21725).
     7. The form of Fitch Rating Guidelines applicable to the Registrant’s Mandatory Redeemable Preferred Shares are hereby incorporated by reference to Post-Effective Amendment No. 7 to Registrant’s Registration Statement on Form N-2, filed on November 25, 2009 (File Nos. 333-149315 and 811-21725).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

TORTOISE ENERGY CAPITAL CORPORATION
By:	/s/ Terry C. Matlack
Terry C. Matlack
Chief Financial Officer

Date: February 4, 2011